As filed with the Securities and Exchange Commission on November 22, 2006
Registration No. 333-85327

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ASYST TECHNOLOGIES, INC.
(Exact name of Registrant, as specified in its charter)

California	46897 Bayside Parkway	94-2942251
(State of Incorporation)	Fremont, CA 94538	(I.R.S. Employer
	(510) 661-5000	Identification No.)
(Address and telephone number of principal executive offices)
Steve Debenham
Vice President, General Counsel and Secretary
Asyst Technologies, Inc.
46897 Bayside Road, Fremont, CA 94538
(510) 661-5000
(Name, address and telephone number of agent for service)
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
On August 16, 1999, the registrant filed a registration statement on Form S-3 (Registration No. 333-85327), as amended by post-effective amendments numbers 1 and 2 filed, respectively, on September 8, 1999, and October 7, 1999, covering 2,213,192 shares (adjusted for a stock split in 2000) of the registrant’s common stock, registered solely for resale by shareholders of a company acquired by the registrant and purchasers of privately placed shares from the registrant, described therein. The Registration Statement was declared effective in August 1999. The registration rights pertaining to such shares have previously expired, and the registrant cannot determine without unreasonable effort or expense how many shares were sold by selling shareholders thereunder. Pursuant to the undertaking in Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 3 to the Registration Statement is being filed to deregister, as of the date hereof, all of the securities that remain unsold under the Registration Statement.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on November 14, 2006.

ASYST TECHNOLOGIES, INC.

By:	/s/ Steve Debenham

Steve Debenham
Vice President, General Counsel & Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Schwartz and Steve Debenham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen S. Schwartz Stephen S. Schwartz	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2006

/s/ Richard H. Janney Richard H. Janney	Interim Chief Financial Officer (and Interim Principal Accounting Officer)	November 14, 2006

/s/ William Simon William Simon	Director	November 14, 2006

/s/ Stanley Grubel Stanley Grubel	Director	November 14, 2006

/s/ Tsuyoshi Kawanishi Tsuyoshi Kawanishi	Director	November 14, 2006

/s/ Robert A. McNamara Robert A. McNamara	Director	November 14, 2006

/s/ Anthony E. Santelli Anthony E. Santelli	Director	November 14, 2006

/s/ Walter W. Wilson Walter W. Wilson	Director	November 14, 2006